                                                                   Exhibit 10.64
                              AMGEN INC. EXECUTIVE
                          NONQUALIFIED RETIREMENT PLAN

          WHEREAS, Amgen Inc., a Delaware corporation (the "Company") desires to establish the Amgen Inc. Executive Nonqualified Retirement Plan to provide supplemental retirement income benefits for a select group of management and highly compensated employees through Company contributions, effective as of January 1, 2001;

          NOW, THEREFORE, effective as of January 1, 2001, the Plan is hereby adopted to read as follows:

                                   ARTICLE I.

                             TITLE AND DEFINITIONS
                             ---------------------

     1.1  Title.
          ------

          This Plan shall be known as the Amgen Inc. Executive Nonqualified Retirement Plan.

     1.2  Definitions.
          ------------

          Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

     (a) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with the procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. However, no designation of a Beneficiary other than the Participant's spouse shall be valid unless consented in writing by such spouse. No Beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary, (unless such previous Beneficiary was the Participant's spouse). If there is no Beneficiary designation in effect, or the designated Beneficiary does not survive the Participant, then the Participant's spouse shall be the Beneficiary. If there is no surviving spouse, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by the Company pursuant to any unrevoked Beneficiary designation, or to the Participant's estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of the Company.

     (b) "Board of Directors" or "Board" shall mean the Board of Directors of the Company.


     (c) "Cause" shall mean (i) a Participant's conviction of a felony, (ii) the engaging by Participant in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his or her duties to the Company, resulting, in either case, in material economic harm to the Company, unless the Participant believed in good faith that such conduct was in, or not contrary to, the best interests of the Company, (iii) the Participant's material breach of any of the terms of his or her offer letter agreement or the Proprietary Information and Inventions Agreement or (iv) the Participant's failure to follow any lawful directive of Amgen Inc.'s Chief Executive Officer with respect to the Participant's employment. For purposes hereof, no act, or failure to act, by Participant shall be deemed "willful" unless done, or omitted to be done, by Participant not in good faith.

     (d) "Change of Control" shall be as defined under the Amgen Inc. Change of Control Severance Plan.

     (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f)  "Committee" shall mean the Compensation Committee of the Board.

     (g) "Company" shall mean Amgen Inc., and any successor corporations. Company shall also include affiliates and subsidiaries of Amgen Inc., and any successor corporations, if the Committee provides that such corporation shall participate in the Plan.

     (h) "Company Discretionary Contributions" shall mean, for each Participant, the discretionary amount that the Company allocates to a Participant under this Plan as determined by the Committee. Such amount may differ from Participant to Participant, including no contributions.

     (i) "Crediting Date" shall mean the date, as determined by the Committee, on which a Participant's Nonqualified Retirement Account is credited with the Company Discretionary Amount.

     (j) "Disability" shall mean a permanent and total disability that has been certified by the Social Security Administration prior a Participant's Termination of Employment.

     (k) "Disability Prorated Nonqualified Retirement Account Amount" shall mean portion of the Nonqualified Retirement Account Amount based upon the ratio of (x) the sum of the number of full months of the Participant's active employment with the Company plus 24 months and (y) the number of months between the Participant's first day of participation in the plan and the Crediting Date.

     (l)  "Effective Date" shall mean January 1, 2001.

     (m) "Eligible Employee" shall mean individuals selected by the Committee, in its sole discretion, from those staff members of the Company.

     (n) "Nonqualified Retirement Account" shall mean the bookkeeping account maintained by Company for each Participant that is credited with an amount equal to the Company Discretionary Amount, if any, and any interest credited pursuant to Article 4.

     (o) "Participant" shall mean any Eligible Employee who is selected by the Committee, in its sole discretion, to participate in the Plan.

     (p) "Plan" shall mean the Amgen Inc. Executive Nonqualified Retirement Plan set forth herein, now in effect, or as amended from time to time.

     (q) "Plan Year" shall mean the initial period beginning on January 1, 2001 and ending on December 31, 2001 and thereafter the 12 consecutive month period beginning on each January 1 and ending on each December 31.

     (r) "Prorated Nonqualified Retirement Account Amount" shall mean a prorated portion of the Nonqualified Retirement Account Amount based upon the ratio of (i) the number of full months of the Participant's active employment with the Company and (ii) the number of months between the Participant's first day of participation in the Plan and the Crediting Date, provided, however, that if such a Termination of Employment occurs within 2 years after a Change of Control of the Company, as defined in the Amgen Inc. Change of Control Severance Plan, the Participant shall be paid (i) the Prorated Nonqualified Retirement Account Amount plus (ii) an amount equal to the Discretionary Company
               ----
Contribution minus the sum of (x) the Prorated Nonqualified Retirement Account Amount and (y) an amount equal to the aggregate spread between the exercise prices of the Participant's unvested Company stock options which are in the money and the vesting of which is accelerated by the Change of Control and the NASDAQ closing price of the Company stock, with such spread being determined as of the date of the Change of Control. (See Appendix B for an example).

     (s) "Retirement Date" shall mean the date upon which a Participant completes 10 years of active employment with the Company and attains age sixty
(60).

     (t) "Termination of Employment" shall mean the Participant ceasing to be an employee of the Company.

                                  ARTICLE II.

                                 PARTICIPATION
                                 -------------

     2.1 An Eligible Employee shall become a Participant in the Plan if the Committee designates such Eligible Employee, in writing, as a Participant. The Committee shall also designate the date on which an Eligible Employee becomes a Participant.

                                  ARTICLE III.

                           ACCOUNTS AND TRUST FUNDING
                           --------------------------

     3.1  Nonqualified Retirement Account.
          --------------------------------

     (a) The Committee shall establish and maintain a Nonqualified Retirement Account for each Participant under the Plan, which shall be credited the amount of Company Discretionary Contributions, if any, contributed to the Plan on behalf of such Participant.

     3.2  Trust Funding.
          -------------

          The Company shall pay all Plan benefits. At its discretion, the Committee may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits.

          Although the principal of such a trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan Participants and Beneficiaries as set forth therein, neither the Participant nor their Beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the trust prior to the time such assets are paid to the Participants or Beneficiaries as benefits and all rights created under this Plan shall be unsecured contractual rights of Plan Participants and Beneficiaries against the Company. Any assets held in the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of insolvency.

                                  ARTICLE IV.

                             CREDITING OF ACCOUNTS
                             ---------------------

     4.1  Crediting of Company Discretionary Contributions.  If the
          ------------------------------------------------
Participant is actively employed by the company on the Crediting Date, the Company shall credit the Nonqualified Retirement Account with the Company Discretionary Contributions.

     4.2  Termination of Employment before Crediting Date.  In the event that
          -----------------------------------------------
the Participant's active employment with the Company is terminated before the Crediting Date for any reason, no credits will be made to the Nonqualified Retirement Account and the Participant will not be paid any portion of the Nonqualified Retirement Account, except as set forth below.

     (a) If the Participant's employment is terminated by reason of the Participant's Disability before the Crediting Date, on the second anniversary of the date upon which the

Participant last completes one week of active employment with the Company, the Company shall pay the Participant a Disability Prorated Nonqualified Retirement Account Amount. No interest shall be credited on any such payment.

     (b) If the Participant's employment is terminated by the Company without Cause before the Crediting Date, between January 2 and January 31 of the year following the year in which the Participant's employment terminates, the Company shall pay the Participant a Prorated Nonqualified Retirement Account Amount. No interest shall be credited on any such payment.

     (c) If the Participant's employment is terminated by reason of the Participant's Disability before the Crediting Date, on the second anniversary of the date upon which the Participant last completes one week of active employment with the Company, the Company shall pay the Participant a Disability Prorated Nonqualified Retirement Account Amount. No interest shall be credited on any such payment.

     4.3  Interest.  No interest shall be credited to the Nonqualified
          --------
Retirement Account prior to the Crediting Date, in any event. However, if the Participant is actively employed by the Company on the Crediting Date, from and after the Crediting Date the Company shall credit the Nonqualified Retirement Account with interest as set forth below.

     (a)  Interest after Retirement Date.  If the Participant continues to be
          ------------------------------
actively employed by the Company until his or her Retirement Date, the Company shall credit interest annually on the Nonqualified Retirement Account at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually, from the Crediting Date until the date upon which the Nonqualified Retirement Account and accrued interest is distributed. In the event that the Participant elects to receive his or her distribution in installments, as provided below in Section 5.1(b), interest will be credited on the declining balance of the Nonqualified Retirement Account until it is finally distributed.

     (b)  Interest before Retirement Date. If the Participant's employment with
          -------------------------------
the Company is terminated for any reason before his or her Retirement Date, the Company shall credit interest annually on the Nonqualified Retirement Account at a rate equal to 100% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually, from the Crediting Date until the date upon which the Nonqualified Retirement Account, and accrued interest is distributed to the Participant.

                                   ARTICLE V.

                                 DISTRIBUTIONS
                                 -------------

     5.1  Distribution of Accounts.  If the Participant is actively employed
          ------------------------
by the Company on the Crediting Date, from and after the Crediting Date, the Company shall make distributions from the Nonqualified Retirement Account as set forth below.

     (a)  Distribution upon Termination of Employment before Retirement Date. If
           ------------------------------------------------------------------
the Participant's employment with the Company is terminated for any reason before the Participant's Retirement Date, the amount credited to the Participant's Nonqualified Retirement Account, plus interest credited to the date of termination, shall be distributed to the Participant in a lump sum between January 2 and January 31 of the year following the year in which the Participant's employment terminates.

     (b)  Distribution upon Termination of Employment after Retirement Date. If
          ------------------------------------------------------------------
the Participant's employment with the Company is terminated for any reason on or after the Participant's Retirement Date, the amount credited to the Participant's Nonqualified Retirement Account shall be distributed to the Participant in a lump sum between January 2 and January 31 of the year following the year in which the Participant's employment terminates, unless the Participant elects to be paid in ten or less substantially equal annual installments, beginning between January 2 and January 31 of the year following the year in which the Participant's employment terminates. The Participant must make any election to receive his or her payments in annual installments at least 13 months prior to the date upon which the Participant's employment terminates.

  (c) Distribution upon Death.  In the event of the Participant's death, any
      -----------------------
unpaid amounts with respect to the Nonqualified Retirement Account shall be paid to the Participant's named Beneficiaries in a lump sum, or the Participant's estate if the Participant does not designate any Beneficiaries, between January 2 and January 31 of the year following the year of the Participant's death.

                                  ARTICLE VI.

                                 ADMINISTRATION
                                 --------------

     6.1  Powers and Duties of the Committee.
          -----------------------------------

     (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes as set forth herein, including, but not by way of limitation, the following:

               (1) To construe and interpret the terms and provisions of the Plan and to remedy any inconsistencies or ambiguities hereunder;

               (2)  To select employees eligible to participate in the Plan;

               (3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

               (4) To maintain all records that may be necessary for the administration of the Plan;

               (5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

               (6) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

               (7) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

               (8) To take all actions necessary for the administration of the Plan.

     6.2  Construction and Interpretation.
          --------------------------------

          The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

     6.3  Information.
          ------------

          To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other events that cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

     6.4  Compensation, Expenses and Indemnity.
          -------------------------------------

     (a) The members of the Committee shall serve without compensation for their services hereunder.

     (b) The Committee is authorized at the expense of the Company to employ such legal counsel and other advisors as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

     (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

     6.5  Annual Statements.
          ------------------

          Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on an annual basis as of each December 31.

     6.6  Disputes.
          ---------

     (a)  Claim.
          -----

               A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as "Claimant") may file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the Vice President, Human Resources, or his designee, of the Company at its then principal place of business.

     (b)  Claim Decision.
          --------------

               Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for special circumstances.

               If the claim is denied in whole or in part, the Company shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (i) the specified reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Agreement on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting a review under subsection (c).

     (c)  Request For Review.
          -------------------

               With sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Company. Such request must be addressed to the Secretary of the Company, as its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estoppel from challenging the Company's determination.

     (d)  Review of Decision.
          ------------------

               Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision contained specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                  ARTICLE VII.

                                 MISCELLANEOUS
                                 -------------

     7.1  Unsecured General Creditor.
          ---------------------------

          Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title I of ERISA.

     7.2  Restriction Against Assignment.
          -------------------------------

          The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation.

     (a) No right, title or interest in the Plan or in any account may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. No right, title or interest in the Plan or in any Account shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

     (b) Notwithstanding the provisions of a subsection, a Participant's interest in his Account may be transferred by the Participant pursuant to a domestic relations order that constitutes a "qualified domestic relations order" as defined by the Code or Title 1 of ERISA.

     7.3  Withholding.
          ------------

          There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes that are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of such of cash sufficient to provide the amount of said taxes.

     7.4   Amendment, Modification, Suspension or Termination.
           ---------------------------------------------------

           The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of termination.

     7.5   Governing Law.
           --------------

           This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

     7.6   Payments on Behalf of Persons Under Incapacity.
           -----------------------------------------------

           In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such termination shall constitute a full release and discharge of the Committee and the Company.

     7.7   Limitation of Rights and Employment Relationship
           ------------------------------------------------

           Neither the establishment of the Plan nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company except as provided in the Plan, and in no event shall the terms of employment of any Employee or Participant be modified or in any be effected by the provisions of the Plan.

     7.8   Exempt ERISA Plan
           -----------------

           The Plan is intended to be an unfunded plan maintained primarily to provide nonqualified retirement benefits for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

     7.9   Notice
           ------

           Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the General Counsel and Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     7.10  Errors and Misstatements
           ------------------------

           In the event of any misstatement or omission of fact by a Participant to the Committee or any clerical error resulting in payment of benefits in an incorrect amount, the Committee shall promptly cause the amount of future payments to be corrected upon discovery of the facts and shall pay or, if applicable, cause the Trustee to pay, the Participant or any other person entitled to payment under the Plan any underpayment in a lump sum or to recoup any overpayment from future payments to the participant or any other person entitled to payment under the Plan in such amounts as the Committee shall direct or to proceed against the Participant or any other person entitled to payment under the Plan for recovery of any such overpayment.

     7.11  Pronouns and Plurality
           ----------------------

           The masculine pronoun shall include the feminine pronoun, and the singular the plural where the context so indicates.

     7.12   Severability
            ------------

            In the event that any provision of the Plan shall be declared unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if such unenforceable or invalid provision had never been included herein.

     7.13  Status
           ------

          The establishment and maintenance of, or allocations and credits to, the Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the trust, if applicable.

     7.14  Headings.
           ---------

           Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

           IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this 1st day of February, 2002.
                                                ---        --------



                              By:  /s/ Brian M. McNamee
                                   --------------------

                              Its:  Senior Vice President, Human Resources
                                    --------------------------------------

                                   APPENDIX A

Name of Participant     Date of Participation       Crediting Date        Discretionary Company
-------------------     ---------------------       --------------             Contribution
                                                                               ------------
Roger Perlmutter           January 16, 2001        September 16, 2007          $10,000,000

George Morrow              January 19, 2001         January 19, 2006           $15,000,000

                                  APPENDIX B

                         Other Participating Companies
                         -----------------------------

Amgen USA Inc., effective January 1, 2002

                                   APPENDIX C

For example:

Name of Participant     Date of Participation       Crediting Date        Discretionary Company
-------------------     ---------------------       --------------        ---------------------
                                                                               Contribution
                                                                               ------------
Participant A              January 1, 2001          January 1, 2007              $1,000,000

If the Company were to terminate the Participant's employment without Cause on July 31, 2003, the Participant would be paid $430,555 ($1,000,000 x 31/72). If, however, such a termination were to occur within 2 years after a Change of Control of the Company and on the date of the Change of Control the Participant hold unvested options for 10,000 shares of the Company stock and if each of such options has an exercise price of $80 and the NASDAQ closing price of the Company stock on the date of the Change of Control were $120, the Participant would be paid $600,000: ($430,555 + ($1,000,000 - ($430,555 + (($120 - $80) x
10,000)))).